Exhibit 3.2

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A CALIFORNIA LIMITED LIABILITY COMPANY UNDER THE NAME OF "GUARDION HEALTH SCIENCES, LLC" TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "GUARDION HEALTH SCIENCES, LLC" TO "GUARDION HEALTH SCIENCES, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A. D. 2015, AT 2:22 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5776811 8100V	AUTHENTICATION: 2519688

150993107	DATE: 07-01-15

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 06/30/2015
FILED 02:22 PM 06/30/2015
SRV 150993107 - 5776811 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Limited Liability Company first formed is California.

2.)	The jurisdiction immediately prior to filing this Certificate is California.

3.)	The date the Limited Liability Company first formed is December 1, 2009.

4.)	The name of the Limited Liability Company immediately prior to filing this Certificate is Guardion Health Sciences, LLC.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is Guardion Health Sciences, Inc.

6)	The filing will be effective on June 30, 2015.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 30 day of June, A.D. 2015.

By:	/s/ Michael Favish

Name:	Michael Favish
Print or Type

Title:	Manager
Print or Type

CONV-1A	File # 200933710071

State of California	FILED Secretary of State State of California JUN 30 2015 This Space For Filing Use Only
Secretary of State

Certificate of Conversion

IMPORTANT – Read all instructions before completing this form.

Converted Entity Information
1.	Name of Converted Entity
Guardion Health Sciences, Inc.
2.	Form of Entity	3. Jurisdiction
	"C" Corporation	DE

4.	Mailing Address of Chief Executive Office	City	State	Zip Code
	15150 Avenue of Science, Suite 200	San Diego	CA	92128
5.	Street Address of Chief Executive Office - Do not list a P.O. Box	City	State	Zip Code
	15150 Avenue of Science, Suite 200	San Diego	CA	92128
6.	Street Address of the California Office, if any - Do not list a P.O. Box	City	State	Zip Code
	15150 Avenue of Science, Suite 200	San Diego	CA	92128

7.	If the converting entity is a California corporation, limited liability company, limited partnership or general partnership, you must designate an agent for service of process: Item 7a: List the name of an individual of a CA registered corporate agent that agrees to be your agent for service of process. You may not list the converted entity as the agent; Item 7b: If the agent is an individual, list the agent's business for residential street address. Do not list an address if the agent is a California registered corporate agent as the address or service of process is already on file; and Item 7c: If the converting entity is a California limited liability company, list the mailing address of the converted entity’s agent, if different from Item 7b, or if the agent is a CA registered corporate agent.
a. Name of Agent For Service of Process
Michael Favish

b. If an individual, Street Address of Agent for Service of Process - Do not list a P.O. Box	City	State	Zip Code
15150 Avenue of Science, Suite 200	San Diego	CA 92128
c. Mailing Address of Agent for Service of Process	City	State	Zip Code
15150 Avenue of Science, Suite 200	San Diego	CA 92128

Converting Entity Information

8.	Name of Converting Entity
Guardion Health Sciences, LLC

9.	Form of Entity	10. Jurisdiction	11. CA Secretary of State File Number, if any
	Limited Liability Company	CA	200933710071

12.	The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.	AND	The percentage vote required of each class.
1 Member		100%

Additional Information
13.	Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.
14.	I certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct of my own knowledge. I declare I am the person who executed this instrument, which execution is my act and deed.

6/30/15
Date

/s/ Michael Favish	Michael Favish, Member
Signature of Authorized Person	Type or Print Name and Title of Authorized Person

Signature of Authorized Person	Type or Print Name and Title of Authorized Person

CONV-1A (REV 05/2015)	APPROVED BY SECRETARY OF STATE

I hereby certify that the foregoing
transcript of 1 page(s)
is a full, true and correct copy of the
original record in the custody of the
California Secretary of State's office.

Date:	JUL 01 2015
/s/ Alex Padilla
ALEX PADILLA, Secretary of State